UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2009

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware

0-20570

59-2712887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.                                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 27, 2009, the registrant notified Nasdaq of the resignation of Mr. Steven Rattner from the registrant’s audit committee.  The registrant will fill the vacancy on the audit committee as expeditiously as possible. In the meantime, the registrant will rely on the cure period set forth in Section 4350(d)(4)(B) of Nasdaq’s Marketplace Rules, which gives the registrant until the earlier of its next annual meeting of stockholders or one year from the occurrence of the committee member’s resignation to satisfy Nasdaq’s audit committee composition requirements.

ITEM 5.02.                                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 23, 2009, the registrant received notice from Mr. Steven Rattner that he was resigning from the registrant’s Board of Directors, effective immediately.  Mr. Rattner was also member of the registrant’s audit committee.  Mr. Rattner’s decision to resign was not the result of any disagreement between Mr. Rattner and the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Joanne Hawkins
Name:	Joanne Hawkins
Title:	Senior Vice President and
Deputy General Counsel

Date:  February 27, 2009